THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITIES ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT, WHICH OPINION SHALL BE ACCEPTABLE IN FORM AND CONTENT TO THE COMPANY.



NDW-3                                                  Warrant to Purchase
                                                       2,500 Shares



                            ALPINE LACE BRANDS, INC.

                        Restricted Special Stock Warrant

                             Dated: November 4, 1992



          THIS CERTIFIES THAT Richard S. Hickok (sometimes referred to herein as the "Holder") is entitled, on the terms and subject to the conditions set forth in this warrant (the "Special Warrant"), to purchase from ALPINE LACE BRANDS, INC., a Delaware corporation (the "Company"), at the price and during the period as hereinafter specified, up to Two thousand five hundred (2,500) shares ("Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). This Special Warrant was issued for cash consideration of $10.00 (receipt of which is hereby acknowledged).

          1. Exercise Price and Period. (a) Subject to subparagraph (b) of this
Section 1, the rights represented by this Special Warrant may be exercised, in whole or in part, at an exercise price of $4.50 per Share, at any time during the period commencing November 4, 1993 and expiring November 4, 2002, by (i) surrender of this Special Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. The Special Warrant shall be deemed to have been exercised immediately prior to the close of business on the date such Special Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 1, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall, subject to Section 7 and the legend on the front page of this Special Warrant, become the holder or holders of record of such Common Stock at that time and date. The certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time after the rights represented by the Special Warrant shall have been so exercised.

               (b) Notwithstanding any of the provisions of this Special Warrant to the contrary, it may not be exercised except when and to the extent expressly provided in this subparagraph (b). On and after November 4, 1993, if the initial Holder has been a Director of the Company at all times from the date of this Special Warrant to such November 4, the Special Warrant may be exercised as to 33 1/3% of the Shares (rounded up to the nearest whole Share); on each succeeding November 4, if the initial Holder has been a Director of the Company at all times from the date of this Special Warrant to such November 4, such percentage shall increase cumulatively by an additional 33 1/3% of the Shares (rounded up to the nearest whole Share), until the Special Warrant is exercisable (or has been exercised) as to 100% of the Shares.

          2. Transfer. The Special Warrant shall not be transferred, sold, assigned, or hypothecated prior to November 4, 1995. Any assignment shall be effected by the Holder by (i) executing the transfer form at the end hereof and
(ii) surrendering the Special Warrant for cancellation at the office or agency of the Company referred to in Section 1 hereof, whereupon, subject to Section 7 and the legend on the front page of this Special Warrant, the Company shall issue, in the name or names specified by the Holder, a new Special Warrant or Special Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Special Warrant surrendered. The new Special Warrant or Special Warrants shall be exercisable immediately upon any such assignment. The term "Holder" shall be deemed to include any transferee holder of the Special Warrant or Special Warrants.

          3. Covenants of the Company. The Company covenants and agrees that all Shares may be issued upon exercise hereof will be, upon issuance, duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the period within which the Special Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Special Warrant.

          4. Voting Rights. The Special Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

          5. No Employment Rights. Nothing contained in this Special Warrant shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Holder as a Director or in any other capacity for any period.

          6. Adjustments. In the event that the Common Stock of the Company is at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number and kind of such securities then subject to this Special Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had such Holder owned immediately prior to the occurrence of such events the Shares subject to the Special Warrant. (For example, if the Company declares a 2 for 1 stock dividend or stock split, each Share subject to the Special Warrant will be adjusted to become two shares of the Company's Common Stock.) Such adjustments shall be made successively whenever any event listed above shall occur.

          7. Representations, Warranties and Agreements of the Holder. The Holder, by accepting this Special Warrant, hereby confirms that this Special Warrant and the underlying Shares, when issued to the Holder pursuant to the terms of this Special Warrant, has been or will be issued subject to the provisions, conditions and restrictions of this Special Warrant, and the Holder hereby further represents, warrants and agrees as follows:

          (a) that he has acquired this Special Warrant, and will acquire any Shares, for his own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

          (b) that he understands that this Special Warrant and the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a private placement exempt from the registration requirements of the Securities Act; and that this Special Warrant and the Shares must be held by the Holder indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

          (c) that he further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Holder) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in specified amounts; and

          (d) that he will not transfer this Special Warrant or any of the Shares acquired by him except pursuant to an effective registration statement filed pursuant to the Securities Act or an exemption from registration thereunder.

          In order to assure compliance with the restrictions upon transfer contained in this Special Warrant, the certificates representing the Shares when issued, and each certificate issued in exchange for or upon transfer of this Special Warrant or any of the Shares, shall, unless and until this Special Warrant or the Shares, as applicable, shall have been registered under the Securities Act or their transfer shall be exempt from registration thereunder, be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITIES ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT, WHICH OPINION SHALL BE ACCEPTABLE IN FORM AND CONTENT TO THE COMPANY."

In addition, the Holder hereby agrees that the Company may issue appropriate stop transfer orders to the Company's transfer agents with respect to this Special Warrant and the Shares.

          8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

          IN WITNESS WHEREOF, Alpine Lace Brands, Inc. has executed this Special Warrant as of the date first above written.

                                        ALPINE LACE BRANDS, INC.



                                        By:/s/ Carl T. Wolf
                                           ------------------------------------
                                                  Carl T. Wolf
                                                    President

(Corporate Seal)

Attest:

/s/ Kenneth E. Meyers
- ------------------------------
         Secretary

Terms acknowledged:


Richard S. Hickok
- ------------------------------
Holder's Name


/s/ Richard S. Hickok
- ------------------------------
Holder's Signature

                                  PURCHASE FORM

           (To be completed only upon exercise of the Special Warrant)


          The undersigned, the holder of the foregoing Special Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Special Warrant for, and to purchase thereunder, ______________ shares of Common Stock, par value $.01 per share, of ALPINE LACE BRANDS, INC., and herewith makes payment of $__________ therefor, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to, _______________________________________ whose address(es) is (are) .

Dated:    _______________, ___.




                                        ---------------------------------------


                                        ---------------------------------------
                                        Address

                                  TRANSFER FORM

           (To be completed only upon transfer of the Special Warrant)


          For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________________ , whose address is
____________________________ , the right to purchase Shares represented by the foregoing Special Warrant to the extent of ______________ Shares, and appoints _______________ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.

Dated:    _______________, ___.




                                        ---------------------------------------


                                        ---------------------------------------
                                        Address